Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2006-NC5
(filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated December 4, 2006

MBS New Issue Free Writing Prospectus

$1,158,238,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

New Century Mortgage Corporation & Home123 Corporation
Originators

New Century Mortgage Corporation
Servicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-NC5
Issuing Entity

December 4, 2006

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	16.92	1.55	0.98	0.74	0.61
Principal Window	1 - 290	1 - 33	1 - 20	1 - 14	1 - 11
Principal Window End	02/25/2031	09/25/2009	08/25/2008	02/25/2008	11/25/2007
Class A-2
WAL	26.46	3.85	2.00	1.52	1.18
Principal Window	290 - 351	33 - 71	20 - 28	14 - 22	11 - 17
Principal Window End	03/25/2036	11/25/2012	04/25/2009	10/25/2008	05/25/2008
Class A-3
WAL	29.81	9.08	3.00	1.93	1.59
Principal Window	351 - 358	71 - 153	28 - 72	22 - 25	17 - 21
Principal Window End	10/25/2036	09/25/2019	12/25/2012	01/25/2009	09/25/2008
Class A-4
WAL	29.85	12.77	6.02	2.11	1.82
Principal Window	358 - 358	153 - 153	72 - 72	25 - 26	21 - 22
Principal Window End	10/25/2036	09/25/2019	12/25/2012	02/25/2009	10/25/2008
Class A-5
WAL	20.42	2.40	1.35	1.02	0.82
Principal Window	1 - 351	1 - 71	1 - 28	1 - 22	1 - 17
Principal Window End	03/25/2036	11/25/2012	04/25/2009	10/25/2008	05/25/2008
Class M-1
WAL	29.34	8.39	5.41	2.30	1.93
Principal Window	324 - 358	49 - 153	54 - 72	26 - 30	22 - 24
Principal Window End	10/25/2036	09/25/2019	12/25/2012	06/25/2009	12/25/2008
Class M-2
WAL	29.34	8.39	4.71	2.69	2.11
Principal Window	324 - 358	49 - 153	46 - 72	30 - 34	24 - 27
Principal Window End	10/25/2036	09/25/2019	12/25/2012	10/25/2009	03/25/2009
Class M-3
WAL	29.34	8.39	4.51	2.92	2.29
Principal Window	324 - 358	49 - 153	44 - 72	34 - 36	27 - 28
Principal Window End	10/25/2036	09/25/2019	12/25/2012	12/25/2009	04/25/2009

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-4
WAL	29.34	8.39	4.42	3.40	2.44
Principal Window	324 - 358	49 - 153	42 - 72	36 - 43	28 - 30
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	06/25/2009
Class M-5
WAL	29.34	8.39	4.35	3.60	2.64
Principal Window	324 - 358	49 - 153	41 - 72	43 - 43	30 - 33
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	09/25/2009
Class M-6
WAL	29.34	8.39	4.31	3.60	2.77
Principal Window	324 - 358	49 - 153	40 - 72	43 - 43	33 - 33
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	09/25/2009
Class M-7
WAL	29.34	8.39	4.28	3.60	2.77
Principal Window	324 - 358	49 - 153	39 - 72	43 - 43	33 - 33
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	09/25/2009
Class M-8
WAL	29.34	8.39	4.26	3.60	2.77
Principal Window	324 - 358	49 - 153	39 - 72	43 - 43	33 - 33
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	09/25/2009
Class M-9
WAL	29.34	8.39	4.23	3.58	2.77
Principal Window	324 - 358	49 - 153	38 - 72	42 - 43	33 - 33
Principal Window End	10/25/2036	09/25/2019	12/25/2012	07/25/2010	09/25/2009

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	16.92	1.55	0.98	0.74	0.61
Principal Window	1 - 290	1 - 33	1 - 20	1 - 14	1 - 11
Principal Window End	02/25/2031	09/25/2009	08/25/2008	02/25/2008	11/25/2007
Class A-2
WAL	26.46	3.85	2.00	1.52	1.18
Principal Window	290 - 351	33 - 71	20 - 28	14 - 22	11 - 17
Principal Window End	03/25/2036	11/25/2012	04/25/2009	10/25/2008	05/25/2008
Class A-3
WAL	29.81	9.17	3.04	1.93	1.59
Principal Window	351 - 358	71 - 174	28 - 83	22 - 25	17 - 21
Principal Window End	10/25/2036	06/25/2021	11/25/2013	01/25/2009	09/25/2008
Class A-4
WAL	29.87	19.10	9.38	2.11	1.82
Principal Window	358 - 359	174 - 324	83 - 171	25 - 26	21 - 22
Principal Window End	11/25/2036	12/25/2033	03/25/2021	02/25/2009	10/25/2008
Class A-5
WAL	20.42	2.40	1.35	1.02	0.82
Principal Window	1 - 351	1 - 71	1 - 28	1 - 22	1 - 17
Principal Window End	03/25/2036	11/25/2012	04/25/2009	10/25/2008	05/25/2008
Class M-1
WAL	29.34	9.31	5.90	2.30	1.93
Principal Window	324 - 359	49 - 297	54 - 152	26 - 30	22 - 24
Principal Window End	11/25/2036	09/25/2031	08/25/2019	06/25/2009	12/25/2008
Class M-2
WAL	29.34	9.29	5.18	2.69	2.11
Principal Window	324 - 359	49 - 285	46 - 144	30 - 34	24 - 27
Principal Window End	11/25/2036	09/25/2030	12/25/2018	10/25/2009	03/25/2009
Class M-3
WAL	29.34	9.26	4.96	2.92	2.29
Principal Window	324 - 359	49 - 270	44 - 135	34 - 36	27 - 28
Principal Window End	11/25/2036	06/25/2029	03/25/2018	12/25/2009	04/25/2009

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-4
WAL	29.34	9.24	4.86	5.68	2.44
Principal Window	324 - 358	49 - 264	42 - 131	36 - 106	28 - 30
Principal Window End	10/25/2036	12/25/2028	11/25/2017	10/25/2015	06/25/2009
Class M-5
WAL	29.34	9.20	4.77	5.32	2.64
Principal Window	324 - 358	49 - 253	41 - 124	57 - 75	30 - 33
Principal Window End	10/25/2036	01/25/2028	04/25/2017	03/25/2013	09/25/2009
Class M-6
WAL	29.34	9.17	4.71	4.62	2.80
Principal Window	324 - 358	49 - 242	40 - 118	51 - 71	33 - 34
Principal Window End	10/25/2036	02/25/2027	10/25/2016	11/25/2012	10/25/2009
Class M-7
WAL	29.34	9.12	4.65	4.23	2.95
Principal Window	324 - 358	49 - 234	39 - 114	47 - 68	34 - 36
Principal Window End	10/25/2036	06/25/2026	06/25/2016	08/25/2012	12/25/2009
Class M-8
WAL	29.34	9.05	4.60	3.97	5.07
Principal Window	324 - 358	49 - 221	39 - 107	44 - 64	36 - 74
Principal Window End	10/25/2036	05/25/2025	11/25/2015	04/25/2012	02/25/2013
Class M-9
WAL	29.34	8.96	4.52	3.77	4.34
Principal Window	324 - 358	49 - 211	38 - 102	42 - 61	48 - 57
Principal Window End	10/25/2036	07/25/2024	06/25/2015	01/25/2012	09/25/2011

* 85% CPR maximum in any given period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Net WAC Rate

Period	Net WAC Rate (%)	Period	Net WAC Rate (%)
1	6.30	37	9.76
2	7.52	38	9.76
3	8.32	39	10.80
4	7.52	40	9.75
5	7.77	41	10.23
6	7.52	42	9.99
7	7.77	43	10.31
8	7.52	44	9.97
9	7.52	45	9.96
10	7.77	46	10.29
11	7.52	47	9.95
12	7.77	48	10.31
13	7.52	49	9.97
14	7.52	50	9.97
15	8.03	51	11.02
16	7.52	52	9.95
17	7.77	53	10.27
18	7.52	54	9.93
19	7.77	55	10.26
20	7.52	56	9.92
21	7.52	57	9.91
22	7.76	58	10.23
23	8.15	59	9.89
24	8.95	60	10.21
25	8.64	61	9.87
26	8.62	62	9.87
27	9.53	63	10.54
28	8.60	64	9.85
29	9.24	65	10.17
30	9.25	66	9.83
31	9.55	67	10.15
32	9.23	68	9.81
33	9.23	69	9.80
34	9.54	70	10.12
35	9.55	71	9.79
36	10.08	72	10.10

Assumptions:  Static Indices: 1mL= 5.32% 6mL=5.39%

10% Optional Cleanup Call Based On Pricing Prepayment Assumption

Calculated without regard to any net swap payments due to the Swap Counterparty

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Class A Effective Maximum Rate*

Period	Class A AFC (%)	Period	Class A AFC (%)
1	14.50	37	14.50
2	14.50	38	14.50
3	14.50	39	14.50
4	14.50	40	14.50
5	14.50	41	14.50
6	14.50	42	14.50
7	14.50	43	14.50
8	14.50	44	14.50
9	14.50	45	14.50
10	14.50	46	14.50
11	14.50	47	14.50
12	14.50	48	14.50
13	14.50	49	14.50
14	14.50	50	14.50
15	14.50	51	14.50
16	14.50	52	14.50
17	14.50	53	14.50
18	14.50	54	14.50
19	14.50	55	14.50
20	14.50	56	14.50
21	14.50	57	14.50
22	14.50	58	14.50
23	14.50	59	14.50
24	14.50	60	14.50
25	14.50	61	14.50
26	14.50	62	14.50
27	14.50	63	14.50
28	14.50	64	14.50
29	14.50	65	14.50
30	14.50	66	14.50
31	14.50	67	14.50
32	14.50	68	14.50
33	14.50	69	14.50
34	14.50	70	14.50
35	14.50	71	14.50
36	14.50	72	14.50

*	Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%
*	10% Optional Cleanup Call Based On Pricing Prepayment Assumption
*	Includes any payments made from the Swap Agreement
*
The Class A Effective Maximum Rate is the lesser of (i) 14.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A Certificates on the related Distribution date divided by the beginning Class A Certificate balance (adjusted for the actual number of days in the period).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Class M Effective Maximum Rate*

Period	Class M AFC (%)	Period	Class M AFC (%)
1	14.50	37	14.50
2	14.50	38	14.50
3	14.50	39	14.50
4	14.50	40	14.50
5	14.50	41	14.50
6	14.50	42	14.50
7	14.50	43	14.50
8	14.50	44	14.50
9	14.50	45	14.50
10	14.50	46	14.50
11	14.50	47	14.50
12	14.50	48	14.50
13	14.50	49	14.50
14	14.50	50	14.50
15	14.50	51	14.50
16	14.50	52	14.50
17	14.50	53	14.50
18	14.50	54	14.50
19	14.50	55	14.50
20	14.50	56	14.50
21	14.50	57	14.50
22	14.50	58	14.50
23	14.50	59	14.50
24	14.50	60	14.50
25	14.50	61	14.50
26	14.50	62	14.50
27	14.50	63	14.50
28	14.50	64	14.50
29	14.50	65	14.50
30	14.50	66	14.50
31	14.50	67	14.50
32	14.50	68	14.50
33	14.50	69	14.50
34	14.50	70	14.50
35	14.50	71	14.50
36	14.50	72	14.50

*	Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%
*	10% Optional Cleanup Call Based On Pricing Prepayment Assumption
*	Includes any payments made from the Swap Agreement
*
The Class M Effective Maximum Rate is the lesser of (i) 14.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M Certificates on the related Distribution date divided by the beginning Class M Certificate balance (adjusted for the actual number of days in the period).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Assumed Monthly Excess Interest

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	1.34	1.34	37	4.70	4.66
2	2.58	2.58	38	4.52	4.47
3	2.61	2.61	39	4.90	4.81
4	2.58	2.58	40	4.61	4.54
5	2.59	2.59	41	4.88	4.75
6	2.57	2.58	42	4.87	4.76
7	2.58	2.59	43	4.97	4.84
8	2.56	2.58	44	4.86	4.74
9	2.56	2.58	45	4.85	4.73
10	2.57	2.60	46	4.94	4.82
11	2.55	2.59	47	4.84	4.74
12	2.57	2.61	48	4.97	4.85
13	2.54	2.59	49	4.86	4.75
14	2.53	2.59	50	4.68	4.75
15	2.59	2.65	51	5.22	5.24
16	2.52	2.59	52	4.67	4.73
17	2.55	2.62	53	4.84	4.90
18	2.51	2.58	54	4.65	4.72
19	2.54	2.62	55	4.82	4.88
20	2.50	2.58	56	4.64	4.70
21	2.49	2.58	57	4.63	4.68
22	2.53	2.63	58	4.80	4.84
23	3.12	3.24	59	4.61	4.67
24	3.71	3.84	60	4.78	4.84
25	3.60	3.76	61	4.60	4.66
26	3.57	3.75	62	4.59	4.64
27	3.79	3.96	63	4.94	4.97
28	3.54	3.74	64	4.57	4.61
29	3.97	4.01	65	4.74	4.79
30	4.20	4.17	66	4.55	4.62
31	4.28	4.25	67	4.73	4.78
32	4.18	4.17	68	4.54	4.59
33	4.17	4.16	69	4.53	4.58
34	4.27	4.26	70	4.70	4.74
35	4.50	4.50	71	4.51	4.57
36	4.81	4.76	72	4.68	4.74

Assumptions:

1.	Run at pricing prepayment assumption
2.	Excess (30/360). Assumes 36 days in the first accrual period
3.	Static Indices: 1mL = 5.32%; 6mL = 5.39%
4.	Forward 1mL used for Certificates, Forward 6mL used for collateral
5.	10% optional clean-up call
6.	Takes into account net swap payments

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

Forward LIBOR Curves

Period	1-Month LIBOR (%)	6-Month LIBOR (%)	Period	1-Month LIBOR (%)	6-Month LIBOR (%)
1	5.320000	5.390000	37	4.815544	4.893382
2	5.342276	5.286111	38	4.827393	4.904517
3	5.298863	5.238177	39	4.839081	4.915082
4	5.275567	5.187150	40	4.850447	4.924912
5	5.217264	5.130538	41	4.861332	4.933846
6	5.148906	5.073918	42	4.871578	4.941720
7	5.090059	5.025470	43	4.881024	4.948432
8	5.060834	4.986299	44	4.889511	4.954130
9	4.999195	4.952141	45	4.896880	4.959050
10	4.943024	4.929087	46	4.902972	4.963458
11	4.884600	4.916589	47	4.907626	4.967647
12	4.864198	4.915219	48	4.911038	4.971943
13	4.859822	4.918500	49	4.914524	4.976639
14	4.860025	4.923504	50	4.918436	4.981807
15	4.863651	4.929048	51	4.922790	4.987462
16	4.869541	4.933954	52	4.927600	4.993618
17	4.876541	4.937041	53	4.932879	5.000289
18	4.883493	4.937127	54	4.938642	5.007491
19	4.889240	4.933283	55	4.944903	5.015210
20	4.892626	4.925660	56	4.951676	5.023322
21	4.892494	4.914877	57	4.958976	5.031663
22	4.887688	4.901797	58	4.966815	5.040061
23	4.877049	4.887520	59	4.975210	5.048331
24	4.860894	4.873388	60	4.984012	5.056280
25	4.844417	4.860732	61	4.992577	5.063729
26	4.829229	4.850040	62	5.000698	5.070602
27	4.815584	4.841574	63	5.008329	5.076848
28	4.803737	4.835594	64	5.015419	5.082419
29	4.793943	4.832360	65	5.021921	5.087263
30	4.786459	4.832132	66	5.027785	5.091332
31	4.781538	4.835062	67	5.032962	5.094608
32	4.779437	4.840844	68	5.037404	5.097213
33	4.780410	4.848997	69	5.041061	5.099310
34	4.784714	4.858973	70	5.043885	5.101076
35	4.792602	4.870150	71	5.045827	5.102695
36	4.803692	4.881837	72	5.047035	5.104367

*	Note 45 day lookback on the adjustable rate collateral.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset Backed Pass-Through Certificates	$1,158,238,000 (approximate) December 4, 2006

BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	40.92	4.26	25.70
M-2	29.28	5.33	21.07
M-3	25.99	7.23	19.51
M-4	21.64	7.29	17.23
M-5	18.65	8.24	15.50
M-6	16.72	9.28	14.30
M-7	14.37	9.35	12.75
M-8	12.91	10.57	11.72
M-9	10.97	10.34	10.28

Assumptions:

1.	Trigger event is always in effect
2.	40 % loss severity
3.	6 months lag
4.	Pricing prepayment assumption
5.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
6.	P&I advance
7.	10% optional clean-up call is not exercised

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.